Exhibit 99.1

Contact:
Judy Rader
Constellation Communications
410-470-9700

Francis O. Idehen, Jr.
Exelon Investor Relations
312-394-2345

Steven P. Eschbach, CFA
Integrys Energy Group, Inc. Investor Relations
312-228-5408
Media Hotline: 800-977-2250

FOR IMMEDIATE RELEASE
CONSTELLATION COMPLETES ACQUISITION OF INTEGRYS ENERGY SERVICES

Purchase adds scale to Constellation’s retail business in competitive markets
BALTIMORE (Nov. 3, 2014) — Constellation, a subsidiary of Exelon Corporation (NYSE: EXC), and Integrys Energy Services, Inc., a subsidiary of Integrys Energy Group, Inc. (NYSE: TEG), today announced that Constellation has completed its acquisition of Integrys Energy Services, a competitive retail electricity and natural gas subsidiary serving approximately 1.2 million commercial, industrial, public sector and residential customers across 22 Midwest, mid-Atlantic and Northeastern states and the District of Columbia.
Integrys Energy Services is now part of Constellation, strengthening its retail power and gas business, which together serve more than 2.5 million residential and business customers across the continental United States.
“This combination creates a stronger, more diverse business that is well positioned to vie for customers in increasingly competitive retail electricity and gas markets across the country,”

Exhibit 99.1

said Mark Huston, president of Constellation Retail. “The combined strengths of the two companies will allow Constellation to reach more customers and continue to grow the business, particularly in areas where Exelon already owns significant generation assets.”
Within the next 30 days, the combined company will begin transitioning Integrys to the Constellation brand. However, customers may see both Integrys and Constellation operating independently in the marketplace until the businesses are integrated. Customers of Integrys will experience no disruption to service as a result of the combination, and all existing customer contracts will be honored. This includes Integrys’ municipal electricity aggregation contract with the City of Chicago, which is currently scheduled to expire in May 2015.
The transaction was approved by the Federal Energy Regulatory Commission and the U.S. Department of Justice.
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Constellation is a leading competitive retail supplier of power, natural gas and energy products and services for homes and businesses across the continental United States. Constellation's family of retail businesses serves more than 2.5 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Baltimore-based Constellation is a subsidiary of Exelon Corporation (NYSE: EXC), the nation's leading competitive energy provider, with 2013 revenues of approximately $24.9 billion, and more than 35,000 megawatts of owned capacity comprising one of the nation's cleanest and lowest-cost power generation fleets. Learn more at www.constellation.com or on Twitter at @ConstellationEG.

Integrys Energy Group is a diversified energy holding company with regulated natural gas and electric utility operations (serving customers in Illinois, Michigan, Minnesota, and Wisconsin), an approximate 34% equity ownership interest in American Transmission Company (a federally regulated electric transmission company), and nonregulated energy operations. More information about Integrys Energy Group, Inc. is available online at www.integrysgroup.com.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s Third Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion

Exhibit 99.1

and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.